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                     RESTATED CERTIFICATE OF INCORPORATION
                        OF TRI-POINT MEDICAL CORPORATION

          Tri-Point Medical Corporation, a Delaware corporation, the original Certificate of Incorporation of which was filed with the Secretary of State of the State of Delaware on February 20, 1996, HEREBY CERTIFIES that this Restated Certificate of Incorporation restating, integrating and amending its Certificate of Incorporation was duly proposed by its Board of Directors and adopted by its stockholders in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, as amended (the "GCL").

          1.  Corporate Name.  The name of the corporation is Tri-Point Medical
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Corporation (hereinafter referred to as the "Corporation").

          2.  Registered Office.  The registered office of the Corporation is
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located at Corporation Trust Center, 1209 Orange Street, in the City of
Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at that address is The Corporation Trust Company.

          3.  Corporate Purpose.  The purpose of the Corporation is to engage in
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any lawful act or activity for which a corporation may now or hereafter be organized under the GCL.

          4.  Capital Stock.
              -------------

              4.1  Authorized Amount. The Corporation shall be authorized to
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issue 37,000,000 shares of capital stock, of which 35,000,000 shares shall be
Common Stock, par value $0.01 per share, and 2,000,000 shares shall be Preferred Stock, par value $0.01 per share.

              4.2  Authority of Board to Fix Terms of Preferred Stock. The Board
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of Directors of the Corporation is hereby expressly authorized at any time and from time to time to provide for the issuance of all or any shares of the Preferred Stock in one or more series, and to fix for each such series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such series and to the fullest extent as may now or hereafter be permitted by the GCL, including, without limiting the generality of the foregoing, the authority to provide that any such series may be (i) subject to redemption at such time or times and at such price or prices;
(ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, or other securities or property, of the Corporation at such price or prices or at such rates of exchange and with such adjustments, all as may be stated in such resolution or resolutions. Unless otherwise provided in such resolution or resolutions, shares of Preferred Stock of any series which shall be issued and thereafter acquired by the Corporation through purchase, redemption, exchange, conversion or otherwise shall return to the status of authorized but unissued Preferred Stock.
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          5.  Board of Directors.
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              5.1  Number; Classification. Subject to the rights of the holders
                   ----------------------
of any series of Preferred Stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies. The directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, with the term of office of the first class (Class
I) to expire at the 1997 annual meeting of stockholders, the term of office of the second class (Class II) to expire at the 1998 annual meeting of stockholders and the term of office of the third class (Class III) to expire at the 1999 annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the 1997 annual meeting, (i) directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified, and (ii) if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created.

              5.2  Vacancies.  Subject to applicable law and the rights of the
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holders of any series of Preferred Stock with respect to such series of
Preferred Stock, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified.

              5.3  Removal of Directors. Subject to the rights of the holders of
                   --------------------
any series of Preferred Stock with respect to such series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 75 percent of the voting power of all of the then-outstanding shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class. No decrease or increase in the size of the Board of Directors shall shorten or otherwise affect the term of any incumbent director.

          6.  Special Meetings of Stockholders.  Subject to the rights of the
              --------------------------------
holders of any series of Preferred Stock with respect to such series of Preferred Stock, special meetings of the stockholders may be called only by the Chairman of the Board or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies.

          7.  No Stockholder Action by Written Consent.  Subject to the rights
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of the holders of any series of Preferred Stock with respect to such series of
Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special

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meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

          8.  Liability of Directors.  A director of the Corporation shall not
              ----------------------
be liable to the Corporation or its stockholders for monetary damages (including, without limitation, any judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or expense of any nature, including attorneys' fees) for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the GCL; or (iv) for any transaction from which the director derived an improper personal benefit.

          If the GCL is amended after the date hereof to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall automatically be eliminated or limited to the fullest extent permitted by the GCL as so amended. Neither the amendment nor repeal of this Article 8 nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article 8 shall eliminate or reduce the effect of this Article 8 in respect of any matter arising or relating to any actions or omissions occurring prior to such amendment, repeal or adoption of an inconsistent provision.

          9.  Fundamental Transactions.
              ------------------------

              9.1  Stockholder Authorization of Fundamental Transaction
                   ----------------------------------------------------
Recommended by the Board. Whenever a Fundamental Transaction to be taken by vote
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of the stockholders has been recommended by a vote of 75 percent of the directors then in office at a meeting at which a quorum is present, the proposed Fundamental Transaction shall be authorized upon receiving the minimum vote required for the authorization of such action by statute, after taking into account the express terms of any series of Preferred Stock of the Corporation with respect to such vote.

              9.2  Stockholder Authorization of Fundamental Transaction Not
                   --------------------------------------------------------
Recommended by the Board.  Except as provided in Section 9.1 above, whenever a
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Fundamental Transaction is to be taken by vote of the stockholders, the proposed
Fundamental Transaction shall be authorized only upon receiving the affirmative vote of the holders of 75 percent of the voting power of all of the then-outstanding shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, and, in addition, the affirmative vote of the number or proportion of shares of any series of Preferred Stock of the Corporation, if any, as shall at the time be required by statute or the express terms of such series of Preferred Stock.

              9.3  Fundamental Transaction Defined.  For the purposes of this
                   -------------------------------
Article 9, the term "Fundamental Transaction" shall mean any of the following, if any such transaction requires the approval of the stockholders under the Restated Certificate of Incorporation of the Corporation as then in effect or the GCL as then in effect with respect to the Corporation: the sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation; or the merger, consolidation, division, reorganization, recapitalization, dissolution, liquidation or winding up of the Corporation.

          10.  Amendment.  Except as otherwise provided in this Article 10, this
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Restated Certificate of Incorporation may be amended in the manner now or hereafter prescribed by statute, and all rights

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

conferred upon stockholders are granted subject to this reservation, provided, however, that unless such action has been recommended by a vote of 75 percent of the directors then in office at a meeting at which a quorum is present, the provisions set forth in Articles 5, 6, 7 and 9 hereof may not be repealed or amended in any respect, and the provisions set forth in Article 8 hereof may not be amended or repealed in any respect so as to adversely affect the rights therein conferred upon directors of the Corporation, unless in any of such cases such action is approved by the affirmative vote of the holders of 75 percent of the voting power of all of the then-outstanding shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

          IN WITNESS WHEREOF, Tri-Point Medical Corporation has caused this Restated Certificate of Incorporation to be signed on this 30th day of May, 1996 in its name and attested by duly authorized officers.


ATTEST:                                      TRI-POINT MEDICAL CORPORATION



By:                                          By:
   -------------------------------              --------------------------------
Name:  J. Blount Swain                       Name:  Robert V. Toni
Title:  Secretary                            Title:  President

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